UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 15, 2004


                            First United Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                               0-14237               52-1380770
    --------                               -------               ----------
(State or other jurisdiction of   (Commission file number)     (IRS Employer
 incorporation or organization)                             Identification No.)


                 19 South Second Street, Oakland, Maryland 21550
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.02.  Departure of Directors or Principal Officers;  Election of Directors
            Directors; Appointment of Principal Officers

       (d)  Election of Directors.

            Effective September 15, 2004, the Board of Directors of First United Corporation (the "Corporation") increased the number of directors from 13 to 16 and elected Faye E. Cannon, John W. McCullough, and Gary R. Rudell to fill the vacancies created thereby. Ms. Cannon and Mr. McCullough will serve as Class I Directors and Mr. Rudell will serve as a Class II Director, and each will serve until the 2005 Annual Meeting of Stockholders or until their successors or duly elected and qualify.

            The Board of Directors has appointed Mr. McCullough to serve on its Audit Committee and may appoint him to serve on other committees at a later date. The Board has not yet determined the committees on which Ms. Cannon and Mr. Rudell will serve.

            None of these new directors was elected pursuant to any arrangement or understanding with any other person. These directors do not have any relationships with the Corporation or its affiliates for which disclosure is required under Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

                                   SIGNATURES

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST UNITED CORPORATION


Dated:  September 15, 2004          By: /s/ Robert W. Kurtz
                                        ---------------------------------------
                                        Robert W. Kurtz
                                        President and CFO

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